                                                                  EXHIBIT (9)(c)
                              AMENDED AND RESTATED
                            TRANSFER AGENCY AGREEMENT


         THIS AGREEMENT is made as of this 1st day of June, 1996 by and among GALAXY FUND II, a Massachusetts business trust (the "Fund"), FIRST DATA INVESTOR SERVICES GROUP, INC., a Massachusetts corporation (the "Transfer Agent"), and FLEET NATIONAL BANK (the "Administrator").


                                W I T N E S E T H

         WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is offering units of beneficial interest, and is currently classifying such units into five series and may add further classes or series in the future (such units, of all classes and series, are herein called the "Shares"); and

         WHEREAS, the Transfer Agent currently serves as transfer agent, registrar, dividend disbursing agent, and custodian of certain retirement plans and agent in connection with certain activities, for the Fund's existing series of shares and for such additional classes or series as the Fund may issue pursuant to a Transfer Agency Agreement dated as of March 31, 1995 by and among the Fund, the Transfer Agent and the Administrator (the "Existing Agreement"); and

         WHEREAS, the Administrator and the Fund have agreed that the Administrator shall provide certain administrative services to the Fund and shall bear certain expenses of the Fund's operations, including all amounts payable to the Transfer Agent under the Existing Agreement; and

         WHEREAS, the parties hereto wish to amend and restate the Existing Agreement in its entirety to reflect certain changes to the terms thereof;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Fund hereby appoints the Transfer Agent to serve for the period and on the terms set forth in this Agreement as transfer agent, registrar and dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective portfolios
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of the Fund (each a "Portfolio") and set out in the currently effective prospectus and statement of additional information of the Fund on behalf of the applicable Portfolio, including without limitation, any periodic investment plan or periodic withdrawal program. The Fund may from time to time issue separate classes or series of Shares or classify and reclassify Shares of such classes or series. The Transfer Agent shall identify to each such class or series property belonging to such class or series, and in such reports, confirmations and notices to the Fund called for under this Agreement, shall identify the class or series to which such report, confirmation or notice pertains. The Transfer Agent accepts such appointment and agrees to furnish the services herein set forth, subject, however, to the performance standards set forth in Appendix I to this Agreement.

         2. Delivery of Documents. The Fund has furnished the Transfer Agent with copies properly certified or authenticated of each of the following:

                  (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of the Transfer Agent as transfer agent, registrar and dividend disbursing agent for the Fund and approving this Agreement;

                  (b) The Fund's Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts on February 28, 1990 and all amendments thereto (such Declaration of Trust, as currently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

                  (c) The Fund's Code of Regulations and all amendments thereto (such Code of Regulations, as currently in effect and as it shall from time to time be amended, is herein called the "Code");

                  (d) The Amended and Restated Distribution Agreement among the Transfer Agent, 440 Financial Distributors, Inc. (the "Distributor") and the Fund dated as of even date herewith (the "Distribution Agreement");

                  (e) The Fund's Notification of Registration filed pursuant to
         Section 8(a) of the 1940 Act on Form N-8A with the Securities and Exchange Commission (the "SEC") on February 28, 1990;

                  (f) The Fund's Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act") as filed with the SEC on February 28, 1990 (File No. 33-33617) relating to the Shares, and all amendments thereto;

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                  (g) The Fund's most recent prospectus or prospectuses and
         statement or statements of additional information (such prospectus or prospectuses and statement or statements of additional information, as currently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus"); and

                  (h) Before entering into a transaction regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act (the "CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or
         (ii) a letter which has been granted the Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii), a letter which has been granted the Fund by the CFTC which states that the CFTC will not take any enforcement action if the Fund does not register as a "commodity pool operator."

         The Fund will furnish the Transfer Agent from time to time with copies of all amendments of or supplements to the foregoing, if any.

         3. Definitions.

                  (a) "Authorized Persons". As used in this Agreement, the term "Authorized Person" means the Fund's President, Treasurer and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund as may be received by the Transfer Agent from time to time.

                  (b) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by the Transfer Agent from an Authorized Person or from a person reasonably believed by the Transfer Agent to be an Authorized Person. The Fund agrees to deliver to the Transfer Agent, at the time and in the manner specified in Paragraph 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

                  (c) "Written Instructions". As used in this Agreement, the term "Written Instructions" means written instructions delivered by mail, tested telegram, cable, telex or facsimile sending device, and received by the Transfer Agent, signed by an Authorized Person.

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
                  (d) "Shareholder". As used in this Agreement, the term "Shareholder" means each holder of at least one Share.

         4. Instructions Consistent with Declaration of Trust and Code.

                  (a) Unless otherwise provided in this Agreement, the Transfer Agent shall act only upon Oral and Written Instructions. Although the Transfer Agent may take cognizance of the provisions of the Declaration of Trust and the Code of the Fund, the Transfer Agent may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or the Code or any vote, resolution or proceeding of the Shareholders, or of the Board of Trustees, or of any committee thereof.

                  (b) The Transfer Agent shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Transfer Agent pursuant to this Agreement. The Fund agrees to forward to the Transfer Agent Written Instructions confirming Oral Instructions in such manner that, to the extent practicable, the Written Instructions are received by the Transfer Agent (whether by hand delivery, telex, facsimile sending device or otherwise) by the close of business of the same day, to the extent practicable, that such Oral Instructions are given to the Transfer Agent, and in any event by the end of the next business day. The Fund agrees that the fact that such confirming Written Instructions are not received by the Transfer Agent shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that the Transfer Agent shall incur no liability to the Fund in acting upon Oral Instructions given to the Transfer Agent hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         5. Issuance, Redemption and Exchange of Shares.

                  (a) Issuance of Shares. Upon receipt of a purchase order from a prospective Shareholder for the purchase of Shares of a particular series or class and sufficient information to enable the Transfer Agent to establish a Shareholder account, and after confirmation of receipt or crediting of federal funds for the order from the Fund's custodian, the Transfer Agent shall issue and credit the account of the Shareholder with Shares of the appropriate series or class in the manner described in the Prospectus.

                  (b) Redemption of Shares. Upon receipt of a redemption order from the Fund's Distributor or a Shareholder, the Transfer Agent shall redeem the number and class or series of Shares indicated thereon from the redeeming Shareholder's account and receive from the Fund's custodian and disburse to the redeeming Shareholder the redemption proceeds therefor, or arrange for direct payment of redemption proceeds to such Shareholder by the custodian, in accordance with such procedures and controls as are mutually agreed from time to time by and among the Fund, the Transfer Agent and the custodian.

                  (c) Exchange of Shares. Upon receipt of an exchange order from a Shareholder and in accordance with the Prospectus and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the Fund's custodian, the Transfer Agent shall arrange for the exchange of Shares of a class or series of the Fund having an exchange privilege for Shares of other classes or series of the Fund.

         6. Authorized Shares. The Fund is authorized to issue an unlimited number of Shares. The Fund agrees to notify the Transfer Agent promptly of any change in or termination of the Fund's declaration under Rule 24f-2 of the 1940 Act.

         7. Dividends and Distributions. The Fund shall furnish the Transfer Agent with appropriate evidence of action taken by the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions to the Fund's Shareholders. After deducting any amount required to be withheld by any applicable laws, rules and regulations, the Transfer Agent shall, as agent for each Shareholder and in accordance with the provisions of the Declaration of Trust and Prospectus, receive from the Fund's custodian and pay such Shareholder such dividends and/or distributions in cash or, with respect to any Shareholder who has properly elected to have his dividends and/or distributions reinvested in Shares of a Portfolio, reinvest such dividends and/or distributions in additional full and fractional Shares. In lieu of receiving from the Fund's custodian and paying to Shareholders cash dividends and/or distributions, the Transfer Agent may arrange for the direct payment of cash dividends and distributions to Shareholders by the custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, the Transfer Agent and the custodian.

         The Transfer Agent shall prepare and file with the Internal Revenue Service and/or other appropriate taxing authorities, and address and mail to Shareholders or their authorized representatives, such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service and/or other appropriate taxing authorities. On behalf of the Fund, the Transfer Agent shall pay on a timely basis to the appropriate federal authorities any taxes required by applicable federal tax laws to be withheld by the Fund on dividends and distributions paid by the Fund.

         8. Communications with Shareholders.

                  (a) Communications to Shareholders. The Transfer Agent will address and mail all communications by the Fund to Shareholders or their authorized representatives, including reports to Shareholders, dividend and distribution notices and proxy materials for its meetings of Shareholders. The Transfer Agent will receive and tabulate the proxy cards for the meetings of Shareholders. The Transfer Agent may in its discretion, and at the Administrator's expense, retain an agent to perform the shareholder communication services described herein.

                  (b) Correspondence. The Transfer Agent will answer such correspondence from Shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Transfer Agent and the Fund.

         9. Records.

                  (a) The Transfer Agent shall keep accounts for each Shareholder showing the following information:

                              (i) name, address and United States tax
         identification or Social Security number;

                              (ii) number and class or series of Shares held and number of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                              (iii) historical information regarding the account of each Shareholder, including dividends and distributions paid and the date and price for all transactions in a Shareholder's account;

                              (iv) any stop or restraining order placed against a Shareholder's account;

                              (v) any correspondence relating to the current maintenance of a Shareholder's account;

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
                              (vi) information with respect to withholdings effected; and

                              (vii) any information required in order for the Transfer Agent to perform any calculations contemplated or required by this Agreement.

                  (b) The Transfer Agent shall keep subaccounts of each Shareholder requesting such service in connection with Shares held by such Shareholder for separate accounts, containing the same information for each subaccount as required by Subparagraph (a) above.

                  (c) The Transfer Agent shall record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Transfer Agent shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which function shall be the sole responsibility of the Fund.

                  (d) The books and records pertaining to the Fund which are in the possession of the Transfer Agent shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during the Transfer Agent's normal business hours, and such books and records shall be surrendered to the Fund promptly upon request. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Transfer Agent to the Fund or the Fund's authorized representative at the Fund's expense.

         10. Ongoing Functions. The Transfer Agent will perform the following functions on an ongoing basis for each class or series of the Fund:

                  (a) furnish state-by-state registration reports to the Fund;

                  (b) calculate any applicable load or compensation payment, as applicable, and provide such information to the Fund, if any;

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
                  (c) calculate dealer commissions for the Fund, as applicable, if any;

                  (d) provide toll-free lines for direct Shareholder use, plus customer liaison staff with on-line inquiry capacity if needed as determined by the parties hereto;

                  (e) mail duplicate confirmations to dealers of their clients' activity, whether executed through the dealer or directly with Transfer Agent, if any;

                  (f) provide detail for underwriter or broker confirmations and other participating dealer Shareholder accounting, in accordance with such procedures as may be agreed upon from time to time by the Fund and the Transfer Agent;

                  (g) provide Shareholder lists and statistical information concerning accounts to the Fund; and

                  (h) provide timely notification of Fund activity, and such other information as may be agreed upon from time to time by the Transfer Agent and the Fund's custodian, to the Fund or the custodian.

         In addition to and neither in lieu nor in contravention of the services set forth in the above paragraphs (5) through (9) and subparagraphs (a) through
(h), the Transfer Agent shall (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal and state authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders at the direction of the Fund on a periodic basis and as requested by Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

         11. Cooperation with Accountants. The Transfer Agent shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required from time to time by the Fund.

         12. Confidentiality. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

         13. Operational Improvements. The Transfer Agent agrees to make the following operational improvements within sixty (60) days of the date of this
Agreement: synchronization of "master file" update; provision of additional resources and procedures for problem resolution; and improvement of the accuracy and reconciliation of account transaction data. The Transfer Agent agrees to make the following operational improvements within ninety (90) days of the date of this Agreement: development of same-day order entry processing.

         14. Equipment Failures. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

         15. Right to Receive Advice.

                  (a) Advice of Fund. If the Transfer Agent shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

                  (b) Advice of Counsel. If the Transfer Agent shall be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing (who may be counsel for Fleet, the Fund's custodian, the

         Distributor, the Fund or the Transfer Agent, at the option of the Transfer Agent).

                  (c) Conflicting Advice. In case of conflict between directions or advice received by the Transfer Agent pursuant to subparagraph (a) of this paragraph and written advice received by the Transfer Agent pursuant to subparagraph (b) of this paragraph, the Transfer Agent shall be entitled to rely on and follow the written advice received pursuant to the latter provision alone.

                  (d) Protection of the Transfer Agent. The Transfer Agent shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subparagraphs (a) or (b) of this paragraph which the Transfer Agent, after receipt of any such directions or advice, reasonably and in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph (d) shall excuse the Transfer Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, negligence or reckless disregard by the Transfer Agent of its duties under this Agreement.

         16. Compliance with Governmental Rules and Regulations. The Fund assumes full responsibility for insuring that the contents of the Prospectus comply with all applicable requirements of the 1933 Act, the 1940 Act, the CEA and any laws, rules and regulations of governmental authorities having jurisdiction.

         17. Compensation. As sole compensation for the services rendered by the Transfer Agent during the term of this Agreement, the Administrator will pay to the Transfer Agent such monthly fees as the Transfer Agent and the Administrator may agree from time to time in writing, for each class or series of the Fund, subject, however to the performance standards set forth in Appendix I to this Agreement.

         18. Indemnification. The Fund agrees to indemnify and hold the Transfer Agent harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitations, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, the CEA and any state and foreign securities and blue sky laws, all as or as to be amended from time to time) and expenses, including

(without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Transfer Agent reasonably takes or does or omits to take or do as required by this Agreement or in reliance on the advice of the Fund, provided that the Transfer Agent shall not be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's negligent failure to perform its duties under this Agreement.

         The Transfer Agent shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Transfer Agent as a result of the Transfer Agent's lack of good faith, negligence or willful misconduct. Neither the Fund nor the Transfer Agent shall be liable to the other for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act thereunder.

         19. Responsibility of the Transfer Agent. The Transfer Agent shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement. The Transfer Agent shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in paragraph 14), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         20. Registration as Transfer Agent. The Transfer Agent represents that it has and is currently registered as a transfer agent with the SEC and applicable state regulators and has complied with the regulations of the SEC applicable to registered transfer agents. The Transfer Agent agrees that it will take reasonable action to continue to be registered as a transfer agent with the appropriate federal and state agencies for the duration of this Agreement. Should the Transfer Agent fail to be registered with the appropriate federal agency as a transfer agent at any time during this Agreement, the Fund may (notwithstanding Paragraph 21 hereof), on written notice to the Transfer Agent, immediately terminate this Agreement.

         21. Duration and Termination. This Agreement shall become effective as of June 1, 1996 and, unless sooner terminated as provided herein, shall continue until May 31, 1997 and thereafter shall continue automatically for successive annual periods ending on May 31 of each year. Notwithstanding the foregoing, this Agreement may be terminated at any time without the payment of any penalty by the Transfer Agent, the Fund or the Administrator on sixty (60) days' written notice to the other parties hereto.

         22. Notices. All notices and other communications (collectively referred to as "a Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Transfer Agent, at the Transfer Agent's address, 4400 Computer Drive, Westboro, Massachusetts 01581; (b) if to the Fund, at the address of the Fund; (c) if to the Administrator, at the Administrator's address, Fleet National Bank, 100 Westminster Street, Providence, Rhode Island, 02903, Attention: Don Ross; or (d) if to none of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         23. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         24. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         26. Names. The names "Galaxy Fund II" and "Trustees of Galaxy Fund II" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated February 22, 1990, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of the Fund entered into in the name or on behalf thereof by any of the Trustees, representatives, agents, officers or employees, whether past, present or future, are made not individually, but in such capacities, and are not binding upon any of such individuals or the shareholders personally, but bind only the property of the Fund, and all persons dealing with a Portfolio of the Fund must look solely to the property of the Fund belonging to such Portfolio for the enforcement of any claims against the Fund.

         27. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall insure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this

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
Agreement to be executed by their officers designated below as of the day and year first above written.

[SEAL]                              GALAXY FUND II


Attest:/s/W.Bruce McConnel          By:/s/John T. O'Neill
       ___________________             ________________________________________
           Secretary                President


[SEAL]                              FIRST DATA INVESTOR SERVICES
                                      GROUP, INC.


Attest:__________________           By:/s/Robert A.(illegible)
                                       ________________________________________
Title:                              Title:



[SEAL]                              FLEET NATIONAL BANK
                                    Only with respect to Section 17
                                    of this Agreement


Attest:__________________           By:/s/David Rabinowitz
                                       ________________________________________
Title:                              Title:

                                   APPENDIX I
                                     TO THE
                 AMENDED AND RESTATED TRANSFER AGENCY AGREEMENT
                                      AMONG
                          GALAXY FUND II (THE "FUND"),
                    FIRST DATA INVESTOR SERVICES GROUP, INC.
                             (THE "TRANSFER AGENT")
                                       AND
                    FLEET NATIONAL BANK (THE "ADMINISTRATOR")

                              PERFORMANCE STANDARDS


                  Pursuant to Paragraph 1 of this Agreement, the Transfer Agent has agreed to perform the services described in this Agreement in accordance with the performance standards set forth in this Appendix I. The parties agree that such performance standards, which are described in the chart attached hereto, may be revised from time to time upon mutual agreement of the parties.

                  Each of the performance standards will be monitored by a Quality Assurance Team:

                  (a) In the event that the Transfer Agent fails to meet a particular performance standard (except for any failure due to circumstances beyond its control) in any particular month, the Transfer Agent agrees to take appropriate corrective action within the following thirty (30) day period.

                  (b) In the event that the Transfer Agent fails to meet a particular performance standard (except for any failure due to circumstances beyond its control) in two (2) consecutive months, the fee payable to the Transfer Agent hereunder for such service shall be reduced by one percent (1%) for the second of those two months.

                  (c) In the event that the Transfer Agent fails to meet a particular performance standard (except for any failure due to circumstances beyond its control) in three (3) consecutive months, the fee payable to the Transfer Agent hereunder for such service shall be reduced by one and one-half percent (1.5%) for the third of those three months.

                  (d) In the event that the Transfer Agent fails to meet a particular performance standard (except for any failure due to circumstances beyond its control) for any three (3) months within a six (6)-month period, then the Fund or the Administrator shall have the right to terminate this Agreement upon forty-five (45) days' written notice to the Transfer Agent.

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
                  (e) In the event that there is no specific fee for a particular service set forth in the written fee agreement between the Fund and the Administrator, then any reduction in the fee payable to the Transfer Agent as a result of a failure to meet a particular standard for that service hereunder shall be taken as a reduction in the annual per account maintenance fee.

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
                              PERFORMANCE STANDARDS

===============================================================================
ITEM                                    STANDARD
===============================================================================
GENERAL PROCESSING:
-------------------------------------------------------------------------------
New Account Set-Up                      100% processed same day
-------------------------------------------------------------------------------
Financial Quality Control               100% processed same day
-------------------------------------------------------------------------------
Non-Financial Correspondence             100% acknowledged by
                                         telephone within 24
                                         hours of receipt;
                                         items less than 30
                                         days old resolved
                                         within 3 business
                                         days; items older
                                         than 30 days
                                         resolved within 5
                                         business days
-------------------------------------------------------------------------------
Maintenance Items                       3 business days
-------------------------------------------------------------------------------
Not in good order items                 Call out same day
-------------------------------------------------------------------------------
Research received by phone              100% called with
                                        status report within
                                        48 hours; 100%
                                        resolved within 3
                                        business days
-------------------------------------------------------------------------------
Research received by mail               100% acknowledged by
                                        telephone within 24
                                        hours of receipt;
                                        100% resolved within
                                        4 business days
-------------------------------------------------------------------------------
PHONES:
-------------------------------------------------------------------------------
Abandonment Rate                        3% or less
-------------------------------------------------------------------------------
Average speed of answer                 20 seconds or less
-------------------------------------------------------------------------------
Service level                           90% of calls will be answered in 20
                                        seconds or less
-------------------------------------------------------------------------------
PRINT/MAIL:
-------------------------------------------------------------------------------
Monthly Statements                      5 business days
-------------------------------------------------------------------------------
Daily Confirmations                     T + 2
-------------------------------------------------------------------------------
Checks                                  T + 1
-------------------------------------------------------------------------------
Ad Hoc Projects                         5 business days from receipt
-------------------------------------------------------------------------------
FULFILLMENT:                            within 24 hours
===============================================================================

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